CMS ENERGY ANNOUNCES 2014 ADJUSTED EARNINGS OF $1.77 PER SHARE;

RAISING 2015 ADJUSTED EARNINGS GUIDANCE TO $1.86 TO $1.89

PER SHARE, UP 5% TO 7%

12TH STRAIGHT YEAR OF CONSISTENT FINANCIAL PERFORMANCE

         JACKSON, Mich., Jan. 29, 2015 – CMS Energy announced today reported net income of $96 million, or $0.35 per share, for the fourth quarter of 2014, compared to reported net income of $102 million, or $0.37 per share, for the same quarter of 2013. Adjusted (non-Generally Accepted Accounting Principles) net income for the fourth quarter was the same as the reported amounts.

         For 2014, CMS Energy had reported net income of $477 million, or $1.74 per share, compared to $452 million, or $1.66 per share for 2013.  On an adjusted basis, which excludes the effects of one-time items, the company had net income of $486 million, or $1.77 per share for 2014 at the high end of guidance, compared to $452 million, or $1.66 per share for 2013.

         CMS Energy raised guidance for 2015 adjusted earnings to $1.86 to $1.89 per share.  This guidance is consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth, and builds, as always over the last dozen years, on the company’s high-end actual performance.

         “CMS Energy continues to deliver on its promise to investors, customers and the State of Michigan. 2014 marks our 12th consecutive year of consistent financial performance, delivering top-end industry earnings growth, with more progress planned for 2015 and beyond,” said John Russell, CMS Energy’s president and chief executive officer.

         “Our customer focus is paying off, with major improvements in customer satisfaction scores, residential electric bills that are 10 percent below the national average, and strong electric and natural gas reliability, including during last winter’s historic Polar Vortex.”

           “We’re anticipating action on energy policy in Michigan consistent with statements from state policy makers. The Lower Peninsula is facing an electric generation shortfall as early as 2016, which is why we need a Michigan-first energy plan. While supporting the efforts of policy makers, we also are ensuring power reliability for our customers by taking steps such as purchasing the Jackson Gas Plant for our electric generating fleet.”

       Russell said that CMS Energy’s principal subsidiary, Consumers Energy, Michigan’s largest utility with three million electric and natural gas customers, plans to invest more than $15.5 billion in its operations over the next 10 years to enhance customer value.

       “We are making strategic investments in Michigan to provide customers with safe, affordable, reliable and increasingly clean energy,” said Russell. “As a result of our investments electric reliability is improving, and we’re proud that we achieved Michigan’s standard for renewable energy production one year ahead of the statutory requirement.”

       Russell said the company is strengthening ties to the Michigan communities it serves with electric and natural gas, including more support for local businesses.

       “In addition to the $2 billion we spend annually in Michigan on goods and services, we are a leadership sponsor of Pure Michigan Business Connect, which encourages Michigan companies to do more business with each other. As of year-end, we’ve awarded $956 million in contracts to Michigan companies since 2011 as part of Pure Michigan Business Connect, creating an estimated 5,000 jobs.”

       “Michigan’s economy is rebounding strongly,  with the lowest unemployment rate in 12 years. We’re doing our part by making energy costs more affordable. We’ve proposed electric rate reductions of 5 percent to 15 percent for business customers which are large energy users. Natural gas bills for customers are forecasted to be lower in 2015 compared to 2014 and more than 20 percent lower than 5 years ago.”

       In reviewing recent major events, Russell cited:

•	Commercial operation of Cross Winds® Energy Park, the company’s second wind facility.
•	Settlement of a gas rate case six months early, including a 10.3 percent return on equity.
•	Commercial operation of the 36-inch Southwest Michigan Pipeline to strengthen gas delivery reliability and support strategic supply purchases.
•	Achieved ranking as one of the world’s leading sustainable energy providers as determined by Sustainalytics, a Boston-based global research firm.

           CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy will hold a webcast to discuss its 2014 fourth quarter results and provide a business and financial outlook on January 29 at 9:00 AM (EDT). To participate in the webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

CMS Energy provides historical financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis and provides forward-looking guidance on an adjusted basis. Management views adjusted earnings as a key measure of the company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company's reported earnings in future periods.

This news release contains "forward-looking statements" as defined in Rule 3b-6 of the Securities Exchange Act of 1934, Rule 175 of the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings. Forward-looking statements should be read in conjunction with "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" sections of CMS Energy's Form 10-K and Consumers Energy's Form 10-K each for the year ended December 31, 2013 and as updated in CMS Energy's and Consumers Energy's subsequent Forms 10-Q.

CMS Energy's and Consumers Energy's "FORWARD-LOOKING STATEMENTS AND INFORMATION" and "RISK FACTORS" sections are incorporated herein by reference and discuss important factors that could cause CMS Energy's and Consumers Energy's results to differ materially from those anticipated in such statements.

Investors and others should note that CMS Energy and Consumers Energy post important financial information using the investor relations section of the CMS Energy website, www.cmsenergy.com and Securities and Exchange Commission filings.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts:  Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact:  CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2014	2013	2014	2013

Operating Revenue	$1,758	$1,736	$7,179	$6,566
Operating Expenses	1,485	1,472	6,027	5,424
Operating Income	$273	$264	$1,152	$1,142
Other Income (Expense)	(17)	(1)	(16)	12
Interest Charges	104	99	407	398
Income before Income Taxes	$152	$164	$729	$756
Income Tax Expense	55	62	250	302
Net Income	$97	$102	$479	$454
Income Attributable to Noncontrolling Interests	1	-	2	2
Net Income Available to Common Stockholders	$96	$102	$477	$452

Income Per Share
Basic	$0.35	$0.38	$1.76	$1.71
Diluted	0.35	0.37	1.74	1.66

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31	December 31
	2014	2013

	(Unaudited)
Assets
Cash and cash equivalents	$207	$172
Restricted cash and cash equivalents	37	32
Other current assets	2,353	2,322
Total current assets	$2,597	$2,526
Plant, property, and equipment	13,412	12,246
Other non-current assets	3,176	2,644
Total Assets	$19,185	$17,416

Liabilities and Equity
Current liabilities	$1,414	$1,213
Non-current liabilities	5,325	4,741
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation
(excluding non-recourse and securitization debt)	7,428	7,227
Non-recourse debt	884	652
Total debt, capital leases, and financing obligation	8,312	7,879
Noncontrolling interests	37	37
Common stockholders' equity	3,670	3,454
Total capitalization	$12,019	$11,370
Securitization debt	427	92
Total Liabilities and Equity	$19,185	$17,416

(*) Current and long-term

CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	Full Year
	(Unaudited)
	2014	2013

Beginning of Period Cash	$172	$93

Cash provided by operating activities	$1,447	$1,421
Cash used in investing activities	(1,910)	(1,532)
Cash flow from operating and investing activities	$(463)	$(111)
Cash provided by financing activities	498	190
Total Cash Flow	$35	$79

End of Period Cash	$207	$172

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2014	2013	2014	2013

Net Income Available to Common Stockholders	$96	$102	$477	$452
Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*)	*
Restructuring Costs and Other	*	*	9	*
Adjusted Net Income - Non-GAAP Basis	$96	$102	$486	$452

Average Number of Common Shares Outstanding
Basic	274	265	271	265
Diluted	275	272	275	272

Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.35	$0.38	$1.76	$1.71
Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*)	*
Restructuring Costs and Other	*	*	0.03	*
Adjusted Net Income - Non-GAAP Basis	$0.35	$0.38	$1.79	$1.71

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.35	$0.37	$1.74	$1.66
Reconciling Items:
Discontinued Operations (Income) Loss	*	*	(*)	*
Restructuring Costs and Other	*	*	0.03	*
Adjusted Net Income - Non-GAAP Basis	$0.35	$0.37	$1.77	$1.66

Note:

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.

* Less than $500 thousand or $0.01 per share.